EXHIBIT 4.8



                                   THIRD AMENDMENT

                                         TO

                      REVOLVING CREDIT AND TERM LOAN AGREEMENT

                             DATED AS OF APRIL 18, 1997

                                    BY AND AMONG

                             NIAGARA LASALLE CORPORATION
                        (FORMERLY NIAGARA COLD DRAWN CORP.),

                                LASALLE STEEL COMPANY

                                         AND

                      MANUFACTURERS AND TRADERS TRUST COMPANY,

                                      CIBC INC.

                                         AND

                                 NATIONAL CITY BANK

                                         AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT

                     ------------------------------------------


                            Effective as of May 15, 1998





            WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York, ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and NATIONAL CITY BANK, a national banking association having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National"), and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term loan Agreement dated as of April 18, 1997 (the "Original Agreement"); and

            WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and THE NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, National, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a First Amendment dated as of September 4, 1997 (the "First Amendment") for the purpose, among other things, of providing "Swingline Loans" (as described in the First Amendment) under the credit facilities provided in the Original Agreement; and

            WHEREAS, the Borrowers, the Banks and the Agent amended the Original Agreement with a Second Amendment dated as of December 31, 1997 (the "Second Amendment") (the Original Agreement together with the First Amendment and the Second Amendment to be collectively referred to as the "Credit Agreement") for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Credit Agreement), and to revise the terms of the Credit Agreement with respect to dividends; and

            WHEREAS, the Borrowers have requested that the Agent and the Banks amend certain provisions of the Credit Agreement, the Revolving Credit Note and the Term Loan Note in order to reduce the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new union agreement covering employees in Hammond, Indiana, and the Banks and the Agent have agreed to amend the Credit Agreement accordingly.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. The definition of "LIBOR Increment" shall be deleted in its entirety and replaced with the following:

            "LIBOR Increment": with respect to (a) the Revolving Credit Loan, 200 basis points, and (b) the Term Loan, 235 basis points; provided, however, that in the event the Borrowers shall provide the Agent with evidence satisfactory in the Agent's sole discretion that both LaSalle and the Progressive Steelworker's of Hammond, Inc. have executed a collective bargaining agreement covering LaSalle's employees employed at LaSalle's Hammond, Indiana facility, the LIBOR Increment with respect to (1) the Revolving Credit Loan shall mean 175 basis points, and (2) the Term Loan shall mean 210 basis points, as of the date of the acceptance of such evidence by the Agent.

            2. This Third Amendment shall be effective as of May 15, 1998.

            3. All capitalized terms used herein, unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

            4. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by this Third Amendment.

            5. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Third Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

            6. This Third Amendment may be executed by one or more the parties to this Third Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized officers.

                                    NIAGARA LASALLE CORPORATION


                                    By: /s/ Raymond Rozanski
                                       ------------------------------------
                                    Name:  Raymond Rozanski
                                    Title: Executive Vice President


                                    LASALLE STEEL COMPANY


                                    By: /s/ Raymond Rozanski
                                       -----------------------------------
                                    Name:  Raymond Rozanski
                                    Title: Executive Vice President


                                    MANUFACTURERS AND TRADERS TRUST
                                    COMPANY


                                    By: /s/ Robert J. Kush
                                       -----------------------------------
                                    Name   Robert J. Kush
                                    Title: Vice President


                                    CIBC INC.

                                    By: /s/ E.L. Gordon
                                       -----------------------------------
                                    Name:  E.L. Gordon, Executive Director
                                    Title: CIBC Oppenheimer, AS AGENT


                                    NATIONAL CITY BANK


                                    By: /s/ Brian Cullina
                                       -----------------------------------
                                    Name:  Brian J. Cullina
                                    Title: Vice President


                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA


                                    By: /s/ Kevin J. Kraska
                                       -----------------------------------
                                    Name:  Kevin J. Kraska
                                    Title: Vice President


                                    THE NATIONAL BANK OF CANADA


                                    By: /s/ R. Uhrig
                                       -----------------------------------
                                    Name:  R. Uhrig
                                    Title: Vice President and Manager


                                    By: /s/ Mark Nigro
                                       -----------------------------------
                                    Name:  Mark Nigro
                                    Title: Vice President


                                    MANUFACTURERS AND TRADERS TRUST
                                    COMPANY, AS AGENT


                                    By: /s/ Robert J. Kush
                                       -----------------------------------
                                    Name:  Robert J. Kush
                                    Title: Vice President